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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


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
                                                   JURISDICTION       PERCENTAGE OF
                                                        OF             VOTING STOCK
                                                   INCORPORATION         OWNED BY
     NAME OF ENTITY                                 OR FORMATION       SHOLODGE, INC.
     --------------                                -------------      ---------------
MOBAT, Inc.                                          Tennessee              100%
Shoney's Inn of Lebanon, Inc.                        Tennessee              100%
Nashville Air Associates, Inc.                       Tennessee              100%
Moore and Associates, Inc.                           Tennessee              100%
Virginia Inns, Inc.                                  Tennessee              100%
Sumner Ventures, Inc.                                Tennessee              100%
ShoLodge Franchise Systems, LLC                      Tennessee              100%
Sunshine Inns, Inc.                                  Tennessee              100%
SLI Enterprises, Inc.                                Tennessee              100%
Midwest Inns, Inc.                                   Tennessee              100%
Southeast Texas Inns, Inc.                           Tennessee              100%
The Hotel Group, Inc.                                Kansas                 100%(1)
Delaware Inns, Inc.                                  Tennessee              100%
Carolina Inns, Inc.                                  Tennessee              100%
Alabama Lodging Corporation                          Tennessee              100%
ShoLodge Beverage Corporation                        Texas                  100%(2)
Suite Tenant, Inc.                                   Tennessee              100%
InnLink, LLC                                         Tennessee              100%
Demonbreun Hotel Associates, Ltd.                    Tennessee               90%(3)
Shoney's Inns of New Orleans, Ltd.                   Tennessee               75%
Shoney's Inn of Gulfport, Ltd.                       Tennessee               75%
Shoney's Inn of Bossier City, Ltd.                   Tennessee               75%
Shoney's Inn of Atlanta, N.E.                        Tennessee               75%(4)
Atlanta Shoney's Inns Joint Venture                  Tennessee            73.33%(4)
Shoney's Inn of Stockbridge                          Tennessee               75%(5)
Shoney's Inn North, L.P.                             Tennessee              100%(6)

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(1)      Through Midwest Inns, Inc.
(2)      Through Southeast Texas Inns, Inc.
(3)      20% through Sumner Ventures, Inc.
(4)      Through MOBAT, Inc.
(5)      Through Atlanta Shoney's Inns Joint Venture
(6)      50% through Shoney's Inn of Lebanon, Inc.